LAW OFFICES

S. ALAN ROSEN*           HORGAN, ROSEN, BECKHAM & COREN             COSTA MESA
ALAN M. MIRMAN          A LIMITED LIABILITY PARTNERSHIP             ----------
ROBERT P. BECKHAM III                                             (714) 432-0330
ARTHUR A. COREN*                    SUITE 200
GARY M. HORGAN                23975 PARK SORRENTO
MICHAEL E. BURMAN       CALABASAS, CALIFORNIA 91367-4001            LOS ANGELES
MEL ARANOFF                      (818) 591-2121                     -----------
YOUNG H. PARK               FACSIMILE (818) 591-3838              (213) 975-9595
BRIAN W. BLATZ                www.horganrosen.com                 (310) 552-2010
----------------------
                                                                     PASADENA
* A LAW CORPORATION                                                  --------
                                                                  (626) 799-8080
OF COUNSEL
----------                                                           SAN DIEGO
RONALD R. COHN                                                       ---------
MICAHEL M. MURPHY                                                 (619) 295-3160


                                  July 28, 2006

Community West Bancshares
445 Pine Avenue
Goleta, California 93117

     Re:     Amendment No. 1 to Registration Statement on Form S-8
             -----------------------------------------------------

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference in Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-43531) of our opinion dated November 21, 2005 that was filed as Exhibit 5 to the Registration Statement on Form S-8 filed with the SEC on November 22, 2005 (File No. 333-43531).


                               HORGAN, ROSEN, BECKHAM & COREN, L.L.P